CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of INTERNET COMMERCE CORPORATION of our reports, dated April 14, 2000 and July 25, 2000, except with respect to matters discussed in Note G, as to which the date is August 3, 2000, appearing in the current report on Form 8-K of INTERNET COMMERCE CORPORATION, Inc. as filed with the Commission on August 11, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                              /s/ HABIF, AROGETI & WYNNE, LLP



Atlanta, Georgia
September 14, 2000